EXHIBIT 32.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

OF CARA THERAPEUTICS, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Cara Therapeutics, Inc. (the "Company") for the quarter ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Christopher Posner, as Chief Executive Officer of the Company, and Ryan Maynard, as Chief Financial Officer of the Company, each hereby certifies, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (“the Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), that, to the best of his knowledge, based upon a review of the Report:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CHRISTOPHER POSNER
Name: Christopher Posner
Title: Chief Executive Officer (Principal Executive Officer)
Date: November 13, 2023

/s/ RYAN MAYNARD
Name: Ryan Maynard
Title: Chief Financial Officer (Principal Financial Officer)
Date: November 13, 2023